Exhibit 10.6

[Form of FirstEnergy Solutions Corp. Retention Agreement]
FirstEnergy Solutions Corp. RETENTION AGREEMENT

THIS AGREEMENT, made effective this ___ day of ____, _______ is by and between FirstEnergy Solutions Corp. (“Company”) and _________ “Employee”).

WHEREAS, the Company desires to provide an incentive to retain you because of your critical skill set;

WHEREAS, Employee desires to remain in the employ of the Company in anticipation and consideration of the benefits offered herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, as well as other good and valuable consideration, and agreeing to be legally bound hereby, the parties agree that Employee shall be a Participant in FirstEnergy Solutions Corp. 2016 Key Employee Retention Plan (the “Plan” or “KERP”), a copy of which the Employee acknowledges receipt of, and shall be entitled to benefits thereunder as follows:

1.     Subject to the terms and conditions specified in the Plan, the Company agrees to pay Employee a retention bonus which shall be calculated by multiplying Employee’s base salary on December 1, 2016 by ___%, and shall be rounded up to the nearest $100. Your retention bonus is $_______. If the Plan is terminated prior to November 30, 2018 (“Early Termination Date”), then the full retention bonus shall be paid to Employee. The retention bonus amount will be reduced by applicable taxes and paid to Employee as soon as practicable, but no later than 75 days after the date the Employee earns the right to such payment. In return and in consideration of payment of the retention bonus, Employee must remain in the employ of the Company in the employee’s current, similar or higher level position until at least through the earlier of the Early Termination Date or November 30, 2018.

2.    If Employee is: (i) involuntarily terminated by the Company for cause, or (ii) voluntarily terminates prior to November 30, 2018 or the Early Termination Date, such Employee’s retention bonus shall be forfeited. For any other terminations (i.e., death, disability, involuntary termination by the Company without cause such as a termination due to the completion of a wind down process or a sale), Employee will be paid his or her full retention bonus no later than the 15th day of the second month in the year following the date of the Employee’s termination.

3.    If, at any time prior to the earlier of November 30, 2018 or the Early Termination Date, Company transfers Employee to a different position within the Company or with an affiliate of FirstEnergy Corp., then the retention bonus shall be paid as set forth in Paragraph 1 as if earned on November 30, 2018. If Employee transfers to another position without Company permission, his or her retention bonus will be forfeited.

4.    This Agreement does not constitute a promise or guarantee of employment, and may not be so interpreted. The Company retains the right to discharge Employee in accordance with Human Resources Letter 201, or for cause as defined in the Plan. Furthermore, Employee acknowledges that he or she is subject to all of Company’s policies and procedures; and further agrees to utilize his or her best efforts and maintain an acceptable level of performance, the determination of such shall be within the sole discretion of the Company.

5.    General Provisions.    This Agreement may not be assigned by Employee without the prior written consent of the Company. This Agreement shall be governed under the laws of the State of Ohio and the parties submit to the jurisdiction thereof, and any action brought thereon shall be brought in the Common Pleas Court of Summit County, Ohio or in Federal District Court in the Northern District of Ohio. If a court were to determine this or any other provision of this agreement to be unenforceable, then the remaining terms shall remain in full force and effect. This Agreement and the terms of the KERP (which shall supersede any conflicting terms in this Agreement) contains the entire agreement of the parties and may not be amended except by a writing signed by both parties. Additionally, the terms of this Agreement are strictly confidential. A breech of this confidentiality by Employee forfeits payment of the amount outlined in Paragraph 1.

6.    General Release. In consideration for the retention bonus outlined in Paragraph 1, prior to receipt of retention bonus, Employee agrees to execute for himself/herself, his or her heirs, executors, administrators, agents, assigns, a release to fully discharge Company or FirstEnergy Corp. from any and all claims. The release shall be in a form as determined by the Company. Failure to execute such a release will result in the forfeiture of his or her retention bonus.

WHEREFORE, the parties have executed this Agreement effective on the date first set forth above.

Leadership Name	Signature	Date

Employee	Signature	Date